Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156941

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 2009)

ZBB ENERGY CORPORATION

2,243,750 Units
Each Unit Consisting of One Share of Common Stock and
a Warrant to Purchase 0.50 of a Share of Common Stock

We are offering up to 2,243,750 units, with each unit consisting of one share of our common stock, par value $.01 per share, and a warrant to purchase 0.50 of a share of our common stock pursuant to this prospectus supplement and accompanying prospectus.  The purchase price of each unit is $0.80.  This prospectus supplement and accompanying prospectus also relate to the issuance of up to 1,121,875 shares of common stock upon the exercise of the warrants.  The units will not be issued as a single security.  The shares of common stock and the warrants will be issued separately but will be purchased together as units.

Our common stock is traded on the NYSE Amex (formerly the American Stock Exchange) under the symbol “ZBB.”  As of March 8, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was $18,677,942 based on 12,381,214 shares of outstanding common stock, of which 12,128,534 shares are held by non-affiliates, and a per share price of $1.54 based on the closing sale price of our common stock as quoted on the NYSE Amex on January 8, 2010.  Following this offering, assuming the sale of 2,243,750 units, we have sold securities with an aggregate market value of $6,224,521 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference therein.  These documents contain information you should consider when making your investment decision.

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus supplement as well as in the accompanying prospectus and the risk factors that are incorporated by reference in this prospectus supplement from our filings made with the Securities and Exchange Commission.  See “Risk Factors” on page S-2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained Sutter Securities Incorporated (“Sutter”) to act as our placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus.  We have agreed to pay Sutter up to the aggregate placement agent fees set forth in the table below.  The cash fee is equal to 7.0% of the gross proceeds of this offering (which will not include any monies received by us in respect of the exercise of the warrants).  Sutter is not purchasing or selling any of the securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its best efforts to sell the securities offered hereby.  See “Plan of Distribution” on page S-6.

	Per Unit	Maximum Offering Amount (1)
Public offering price	$0.800	$1,795,000
Placement agent fees	$0.056	$125,650
Proceeds, before expenses, to us	$0.744	$1,669,350

(1)	We will also pay the placement agent an accountable expense allowance of 1% of gross offering proceeds, up to a maximum of $15,000.

The date of this prospectus supplement is March 8, 2010.

a-ii

TABLE OF CONTENTS
Prospectus Supplement

TABLE OF CONTENTS
Prospectus

a-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of units, each comprised of one share of our common stock and a warrant to purchase 0.50 of a share of our common stock, and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the type of securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy units, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy units in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or units are sold on a later date.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us” and “our” refer to ZBB Energy Corporation.

THE OFFERING

Units being offered by us in this offering	Up to 2,243,750 units, each comprised of one share of common stock and a warrant to purchase 0.50 of a share of common stock

Common stock included in the units	Up to 2,243,750 shares of common stock

Warrants included in the units
Warrants to purchase up to 1,121,875 shares of common stock.  Each warrant has an initial exercise price of $1.04 per share.  Each warrant may be exercised at any time and from time to time on or after 181 days from its original date of issuance and through and including the fifth anniversary of the initial exercise date.

Common stock issuable upon exercise of the warrants included in the units	Up to 1,121,875 shares of common stock

Common stock to be outstanding after this offering (1)	14,624,964 shares of common stock

Use of proceeds
Any net proceeds we may receive will be used to meet our working capital needs and general corporate purposes.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  See “Use of Proceeds.”

NYSE Amex symbol	ZBB

Risk factors
Investing in our common stock and warrants involves a high degree of risk and the purchasers of our common stock, warrants and the underlying common stock may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)
The number of shares of our common stock to be outstanding after this offering assumes the sale of 2,243,750 units and is based on the number of shares of our common stock outstanding as of March 8, 2010. This number does not include, as of March 8, 2010:

•	2,584,894 shares of our common stock issuable upon exercise of options outstanding;

•	332,479 shares of our common stock available for issuance under our 2007 Equity Incentive Plan and the 2002 Stock Option Plan;

•	1,121,875 shares of our common stock issuable upon exercise of the warrants included in the units offered by this prospectus supplement; and

•	724,156 shares of our common stock issuable upon exercise of other warrants outstanding.

 RISK FACTORS

Investing in the securities involves significant risks.  Before making an investment decision, you should carefully consider the risks described below and the risk factors described in our SEC filings that are incorporated by reference in this prospectus supplement.  Our business, financial condition or results of operations could be materially and adversely affected by any of these risks.  The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment.

Our stock price can be volatile and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Our stock price can fluctuate widely in response to a variety of factors, including the factors described elsewhere under the heading “Risk Factors” and the following additional factors:

•	actual or anticipated variations in our quarterly results;

•	changes or contemplated changes in U.S. and foreign government regulations;

•	competitors’ publicity regarding actual or potential products under development;

•	competitors announcing technological innovations or new commercial products;

•	developments concerning proprietary rights, including patent litigation;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors, the failure to successfully integrate our acquisitions or realize anticipated benefits from our acquisitions;

•	changes in accounting policies or practices;

•	news reports relating to trends, concerns and other issues in our industry;

•	domestic and international economic factors unrelated to our performance; and

•	general market conditions.

In addition, in recent months, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our share price, notwithstanding our operating results. Accordingly, any shares of common stock included in the units that you purchase in this offering, and any shares of common stock acquired upon exercise of the warrants included in the units that you purchase in the offering, may in the future trade at a lower price than that at which they were purchased.

We will need additional financing.

We will need additional financing to maintain and expand our business, and such financing may not be available on favorable terms, if at all. In the event that we issue any additional equity securities, investors’ interests in the company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional equity securities, such issuances also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change in control.

When we need additional financing, we cannot provide assurance that it will be available on favorable terms, if at all. If we need funds and cannot raise them on acceptable terms, we may not be able to:

•	execute our growth plan;

•	take advantage of future opportunities, including synergistic acquisitions;

•	respond to customers and competition; or

•	remain in operation.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock.  Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.  Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests in us.

We may offer debt securities in the future, which would be senior to our common stock upon liquidation.

We may offer our debt securities, including senior or subordinated notes, in the future. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.

 USE OF PROCEEDS

We will use the net proceeds from this offering for general corporate purposes, which may include working capital and/or capital expenditures.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  We cannot estimate precisely the allocation of the net proceeds from this offering.  The amounts and timing of the expenditures may vary significantly.  Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.  We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors.  Pending the uses described above, we may temporarily invest the net proceeds of this offering in short – and medium – term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering up to 2,243,750 units, consisting of 2,243,750 shares of our common stock and warrants to purchase up to 1,121,875 shares of our common stock.  Each unit consists of one share of common stock and a warrant to purchase 0.50 of a share of common stock at an exercise price of $1.04 per share.  This prospectus supplement and accompanying prospectus also relate to the issuance of up to 1,121,875 shares of common stock upon exercise of the warrants.  The units will not be issued as a single security.  The shares of common stock and the warrants will be issued separately but will be purchased together as units.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities – Common Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below.  However, this summary of some provisions of the warrants is not complete.  You should refer to the form of warrant attached to the securities purchase agreement for the complete terms of the warrants.

Each unit includes one-half of a warrant to purchase one share of common stock. Each warrant will entitle the holder to purchase a share of common stock for an exercise price equal to $1.04 per share.  The warrants are exercisable at any time and from time to time on or after 181 days from their original date of issuance and through and including the fifth anniversary of the initial exercise date.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants; provided, however, that if the Company is unable to offer and sell the shares underlying these warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statements of which this prospectus supplement is a part, then the warrants may also be exercised on a “net” or “cashless” basis. In no event is the warrant holder entitled to a cash settlement from the Company upon exercise.  After the close of business on the expiration date, unexercised warrants will become void.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the warrant.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

 PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE Amex under the symbol “ZBB.”  As of March 8, 2010, there were 12,381,214 shares of our common stock outstanding.  The following table sets forth the high and low closing sales prices by quarter for the periods indicated.

	High	Low
Fiscal Year Ended June 30, 2010
First Quarter	$1.44	$1.24
Second Quarter	$1.33	$0.90
Third Quarter through March 5, 2010	$1.54	$1.03
Fiscal Year Ended June 30, 2009
First Quarter	$4.05	$2.22
Second Quarter	$2.30	$0.86
Third Quarter	$1.55	$0.80
Fourth Quarter	$1.58	$0.84
Fiscal Year Ended June 30, 2008
First Quarter	$5.94	$3.27
Second Quarter	$4.25	$1.98
Third Quarter	$3.15	$1.75
Fourth Quarter	$4.19	$2.80

On March 5, 2010, the last sale price for our common stock as reported by the NYSE Amex was $1.04 per share.

We have never declared or paid any cash dividends with respect to our common stock. We currently anticipate that we will retain all future earnings for the operation and expansion of our business and do not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

 PLAN OF DISTRIBUTION

Pursuant to a letter agreement between us and Sutter we have engaged Sutter as our placement agent in connection with this offering. Sutter is not purchasing or selling any of the units we are offering, and they are not required to arrange the purchase or sale of any specific number of units or dollar amount, but they have agreed to use best efforts to arrange for the sale of the units. Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement.

We have agreed to pay Sutter a placement agent’s fee equal to seven percent of the purchase price of the units sold in this offering, plus reimbursement of Sutter’s accountable expenses in an amount equal to 1% of the purchase price of the units sold in this offering, up to a maximum of $15,000.

The following table shows the per unit and total placement agent’s fees that we will pay to Sutter in connection with the sale of the shares and warrants offered pursuant to this prospectus supplement assuming the purchase of all of the shares of common stock and warrants offered hereby.

Per Unit	$0.056
Total	$125,650

At the closing, we will issue the shares of common stock and warrants to the investors. We anticipate that the closing that will be completed on or about March 9, 2010.  We estimate the total offering expenses of this offering that will be payable by us, excluding Sutter’s fees, will be approximately $40,000, which include legal, accounting and printing costs and various other fees.

The foregoing does not purport to be a complete statement of the terms and conditions of Sutter agreement and the securities purchase agreement.  A copy of Sutter agreement and the form of securities purchase agreement with the investors are included as exhibits to our current 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

Sutter may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, Sutter would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by Sutter acting as principal.  Under these rules and regulations, Sutter:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it have completed their participation in the distribution.

 LEGAL MATTERS

The validity of the securities included in the units offered pursuant to this prospectus supplement will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

ZBB ENERGY CORPORATION

$10,000,000

Common Stock

Warrants

Debt Securities

We may offer and sell from time to time shares of our common stock, warrants to purchase shares of our common stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $10,000,000.  Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the NYSE Amex (formerly the American Stock Exchange) under the symbol “ZBB.”  As of April 28, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,620,583, based on 10,618,297 shares of outstanding common stock, of which 8,429,034 shares are held by non-affiliates, and a per share price of $1.26 based on the closing sale price of our common stock as quoted on the NYSE Amex on April 28, 2009.  As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” on page 2.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated May 13, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time shares of our common stock, warrants to purchase shares of our common stock, and debt securities, or any combination thereof, up to a total dollar amount of $10,000,000.  This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities.  The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

ABOUT ZBB ENERGY CORPORATION

In this prospectus, the terms “ZBB,” “the Company,” “we,” “us,” and “our” refer to ZBB Energy Corporation.

We design, develop, manufacture and distribute energy storage systems under the trade names ZESS 50 and ZESS 500.  Our ZESS systems are built using a proprietary process based upon our zinc-bromide rechargeable electrical energy storage technology.  The modular nature of our zinc-bromide regenerative fuel cells allows it to be sized and packaged into fully customized, large format energy storage systems.  Our systems combine these modules with computer hardware and software that interface with a customer’s power source to recharge during off peak times and discharge power as needed.  We have designed this system to meet a number of significant market applications, including:

•

Load management for generation, transmission and distribution utilities, energy service companies and large commercial and industrial customers, which allows these companies to use stored energy to meet their customers’ energy demands during peak periods of usage or other designated times;

•

Storage of wind, hydro (water) and solar energy production (often referred to as “renewable energy”) in both grid connected and grid independent environments; and

•

Uninterruptible power supply and power quality protection from voltage, current or frequency deviations for both commercial and industrial customers.

Our energy storage systems are protected by U.S. and international patents and trade secrets law covering certain aspects of our manufacturing process and our zinc-bromine technology.  We have been granted 16 patents to date and have three additional patent applications pending.  Our systems compete with both traditional energy storage technologies, such as lead acid batteries, as well as emerging energy storage technologies, such as vanadium redox and sodium sulfur batteries.  For our target markets, we believe our product has a significant advantage over competing products and technologies in terms of:

•

Superior technical attributes in terms of the amount of energy that can be stored in a system of a given weight and size or “energy density” (sometimes measured in Watt Hours per Kilogram or Wh/kg), recharge cycle and overall cycle life;

•

Competitive cost, based on dollars per Kilowatt Hours (kWh), as well as life of the module components;

•

Demonstrated commercial manufacturing capability of functioning product in the United States; and

•

Modular construction allowing portable applications of varying size, as compared to the large scale, fixed site emerging alternatives.

More information about us is available through our website at http://www.zbbenergy.com.  The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our principal executive offices are located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

RISK FACTORS

Investing in the securities involves significant risks.  Before making an investment decision, you should carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities.  Our business, financial condition or results of operations could be materially and adversely affected by any of these risks.  The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any statement that is not a statement of historical fact may be deemed a forward-looking statement.  For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.”  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements made by us.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

The following brief description of the securities is only a summary.  It is subject in all respects to applicable Wisconsin law and to the provisions of our restated articles of incorporation and our by-laws, copies of which have been filed with the SEC, to which you should refer for more complete information.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.01.  As of the date of this prospectus, 10,618,297 shares of common stock are outstanding.

Voting Rights.  Subject to Section 180.1150(2) of the Wisconsin Business Corporation Law (the “WBCL”), holders of common stock are entitled to one vote for each share of common stock held by them on all matters to be voted upon by the shareholders, including the election of directors.  Holders of common stock are not entitled to cumulative voting rights in the election of directors.  Directors are elected by a plurality of the votes cast.  Generally, unless a greater vote is required by our articles of incorporation, our by-laws or Wisconsin law, all other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock.

Classified Board of Directors.  Our articles of incorporation provide for a classified board staggered into three classes.  Directors are appointed to a class having three year terms.  As a result of this classified board structure, a maximum of only one-third of directors can be replaced in any year which will discourage any attempted takeover, and would delay a change of control in our board that was not approved by our existing board members.

Dividends.  Our board of directors, may, in its discretion, declare and pay dividends on the common stock out of earnings or assets legally available for the payment of dividends, subject to other restrictions under Wisconsin law.  Because we are a holding company, our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.  Moreover, various financing arrangements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of dividends, loans or advances.  We do not expect to pay cash dividends on our common stock, but instead, intend to utilize available cash to support the development and expansion of our business.  There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

Liquidation and Dissolution.  Subject to the rights of the holders of any series of preferred stock that may be outstanding, if we are liquidated, any amounts remaining after the payment of liabilities will be paid pro rata to the holders of the common stock.

Supermajority Voting Requirements, Articles of Incorporation and By-laws.  Our articles of incorporation and our by-laws may not be amended, altered or repealed unless at least three-quarters of the shares of common stock cast at a meeting of shareholders duly called for such purpose are voted in favor of such action.

Other Matters.  Holders of common stock are not entitled to any preemptive, conversion or redemption rights.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Warrants

We may issue warrants to purchase our common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•

the title of the warrants;

•

the offering price and aggregate number of warrants to be offered;

•

the exercise price of the warrants;

•

the number of shares of common stock that can be purchased upon the exercise of an individual warrant;

•

the dates or periods during which the warrants are exercisable;

•

if applicable, the designation and terms of any securities with which the warrants are issued;

•

if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•

the terms of any rights to redeem or call the warrants;

•

any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•

any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” beginning on page 10.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of senior indenture and a form of subordinated indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that is incorporated herein by reference and the debt securities that we may issue under such forms of indenture. This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you. For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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title and aggregate principal amount;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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whether the securities will be senior or subordinated;

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whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

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applicable subordination provisions, if any;

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conversion or exchange into other securities;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

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to or through underwriters or dealers;

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directly to purchasers, including our affiliates;

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through agents;

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through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

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the type and amount of securities we are offering;

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the purchase price of our securities being offered and the net proceeds we will receive from the sale;

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the method of distribution of the securities we are offering;

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 the name or names of any agents, underwriters or dealers;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE Amex.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE Amex, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements as of June 30, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended June 30, 2008, 2007 and 2006 incorporated in this prospectus by reference from our Annual Reports on Form 10-KSB for the fiscal years ended June 30, 2008 and 2007 have been audited by PKF, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

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our annual report on Form 10-KSB for the fiscal year ended June 30, 2008;

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our quarterly reports on Form 10-Q for the quarters ended September 30, 2008 and December 31, 2008;

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our current reports on Form 8-K dated October 1, 2008, December 1, 2008 and March 13, 2009;

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our annual report on Form 10-KSB for the fiscal year ended June 30, 2007; and

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the description of our common stock contained in Amendment No. 2 to our registration statement on Form SB-2 filed with the SEC on October 19, 2007.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, Wisconsin 53051

(262) 253-9800